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                                                                   EXHIBIT 10.31

                             SETTLEMENT AGREEMENT

This Settlement Agreement is made between R. Dirk Stinson ("Dirk"), George Liszicasz ("George"), Pinnacle Oil International, Inc. ("Pinnacle") and Momentum Resources Corporation ("Momentum") as of this 27th day of April, 1999.

1. Dirk agrees that he will relinquish his position as President of Pinnacle and its subsidiaries to Daniel Topolinsky ("Daniel") effective as of the date and time that Daniel Topolinsky assumes such positions, and Pinnacle agrees that Dirk shall have no further obligations as an employee of Pinnacle and/or its subsidiaries thereafter, under his Employment Agreement with Pinnacle or otherwise.

2. Effective as of the date and time as Daniel Topolinsky becomes President of Pinnacle, Dirk will become a "Consultant" to Pinnacle for "strategic planning issues", as and when, requested by George, Daniel and/or the Board of Pinnacle from time-to-time. In connection therewith, Dirk and Pinnacle will enter into a non-exclusive Consulting Agreement for a term ending on December 31, 2002. The parties agree that Dirk's consulting obligations will supercede his employment obligations under his Employment Agreement with Pinnacle, and will provide that Dirk will be paid U.S. $1,000 per month for the provision of these consulting services, which amount shall be deemed fully earned as of the date of this Agreement, even if Pinnacle should elect not to utilize Dirk's consulting services, or should Dirk be unable to perform the consulting services for any reason. The Consulting Agreement will provide that Dirk will use reasonable efforts to be available by telephone, email or fax to provide consulting services to Pinnacle relating to strategic, corporate or project financing, and/or investor relations questions or issues as requested by George, Daniel and/or the Board of Pinnacle for a reasonable period of time not to exceed (without Dirk's consent) the greater of eight hours per month and 96 hours per year in the aggregate. Dirk's personal presence will not be required to provide these services.

3. Pinnacle, George and Dirk agree that Dirk's change in position from President to Consultant reflects the evolution of Pinnacle from a development stage company to an operating company, and the mutually agreed replacement of Dirk as President by Daniel as an experienced oil and gas executive, and there are no outstanding issues between Dirk and Pinnacle in connection with this change of position and responsibilities or any other matter.

4. Pinnacle, George and Dirk agree that all payments to Dirk that would have occurred under his Employment Agreement shall continue under the Consulting Agreement, and that all of Dirk's benefits thereunder shall accordingly be deemed fully earned and vested as of the date of his execution of this Settlement Agreement (although payment thereof shall continue as provided in the Employment Agreement until the December 31, 2002 scheduled expiration of the Employment Agreement); provided, however, the parties further agree as follows:

     (a)  Dirk will not be paid a cell phone allowance or auto allowance.
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     (b)  Dirk will not be entitled to any bonuses to be paid at the discretion of the Board of Pinnacle.

     (c) After the expiration of six months, Dirk will agree to defer the payment of one-half of his combined monthly salary pursuant to an unsecured promissory note payable upon demand, together with interest at prime plus 2%, at such time as Pinnacle is realizing average net revenues over expenses (each determined on a cash flow basis) of U.S. $100,000 per month over a consecutive three month period. In determining cash flow, actual expenses for SFD technology and data acquisition development will be included, while amortization for SFD technology and data acquisition development will be excluded, capital investments in oil and has projects will be excluded, and bonuses paid to Pinnacle directors and employees will be excluded. This deferral will cease to apply and the promissory note will be payable upon Pinnacle raising U.S. $3,500,000 of equity financing, exclusive of the exercise of warrants by SFD Investment LLC if such warrants are exercised or US $5,000,000 if such warrants are not exercised.

     (d) Dirk will receive his annual non-discretionary performance bonus on the same basis as provided in his Employment Agreement (i.e., if net income after taxes exceeds $5 million, a bonus equal to 5% of net income after taxes); provided, however, the period for which Dirk shall be paid this performance bonus under will be extended for one year (i.e., to December 31, 2003).

5. Dirk will remain a Non-Series A Director of Pinnacle, but will resign his position as a director of each of Pinnacle's subsidiaries.

6. George agrees to cooperate in nominating, and to the extent necessary voting his shares in favor of, two Non-Series A Director nominees selected by Dirk (one of which will be Dirk should he continue as a director). Should the number of Non-Series A Directors be increased to nine or more, George agrees to cooperate in nominating, and to the extent necessary voting his shares in favor of, three Non-Series A Director nominees selected by Dirk (one of which will be Dirk should he continue as a director).

7. Dirk agrees to cooperate in nominating, and to the extent necessary (after ensuring the election of his nominees described in the immediately preceding paragraph) voting his shares in favor of, four Non-Series A Director nominees selected by George (one of which will be George should he continue as a director). Should the number of Non-Series A Directors be increased to nine or more, Dirk agrees to cooperate in nominating, and to the extent necessary (after ensuring the election of his nominees described in the immediately preceding paragraph) voting his shares in favor of, six Non-Series A Director nominees selected by George (one of which will be George should he continue as a director).

8. Each of Dirk and George agrees to grant to the other the first right to purchase any of their Pinnacle stock sold in a "block sale". Block sale will be defined as a sale of Pinnacle stock to a single purchaser or purchasers acting in concert by way of a single sale or series of transactions involving 500,000 shares of Pinnacle. The non-selling party
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     will be granted the first right to purchase, for 30 days, the stock which the selling party plans to sell at the specified sale price. If the non-selling party does not purchase the stock within the 30 day period, the selling party may sell the stock during the next 180 day period for a price at or higher than the specified price without again offering the stock to the non-selling party.

9. The above voting and purchase rights will apply to December 31, 2003 and each of Dirk and George will enter into a Voting Trust Agreement to facilitate the foregoing if requested by the other.

10. Pinnacle and Momentum will review their relationship and unless there is a reasonable risk that the confidentiality of the SFD technology cannot be maintained, will amend the Restated Technology Agreement:

     (a) to provide that Momentum will directly license the SFD technology to Pinnacle for exclusive hydrocarbon exploitation purposes, although Momentum will nevertheless retain title to the SFD technology and all improvements to the SFD technology made my Momentum;

     (b) to provide that Pinnacle may directly fund improvements to the SFD technology which expenditures will be treated as advances against Momentum's royalties; provided that Momentum, acting though Dirk, will be provided an annual budget and the right to audit these costs and to have such costs approved by an independent auditor as fair, reasonable and necessary costs for the development of the SFD technology; and

     (c) to address any other matters directly related to the Pinnacle-Momentum relationship which need to be addressed including the "Change in Control" provision in the Restated Technology Agreement.

     To the extent there are any other issues, Pinnacle and Momentum will discuss a mutually satisfactory method to resolve these issues on a case by case basis.

11. Pinnacle and Momentum will not further amend the Restated Technology Agreement in any manner that will adversely affect Pinnacle's rights under the agreement without the consent of (i) a majority of the Non-Momentum related Pinnacle directors, and (ii) a majority of Pinnacle's Non-Momentum related stockholders. Amendments which will not adversely affect Pinnacle need only be approved by a majority of the Non-Momentum related Pinnacle directors.

12. George and Dirk will also meet and review the operating costs and other matters relating to Momentum operations including Dirk's plans to make Momentum an operating company. George agrees to give reasonable consideration to Dirk's plans and to work in good faith with Dirk to reach a mutually acceptable agreement on these matters.

13. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by each party herein, each party agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all further
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     acts, deeds and assurances as may, from time to time, be reasonably required by the other party to consummate the transactions contemplated in this Settlement Agreement.

14. This Settlement Agreement shall be governed by the laws of the Province of Alberta and shall bind and inure to the benefit of the parties and their respective successors and assigns and all parties agree to submit to the non-exclusive jurisdiction of the Alberta courts.

15. This Settlement Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one agreement, binding on all parties hereto. If a copy or counterpart of this Settlement Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

16. The parties hereto expressly acknowledge and agree that, with regard to the subject matter of this Settlement Agreement and the transactions contemplated herein, (1) there are no oral agreements between the parties hereto and (2) this Settlement Agreement (a) embodies the final and complete agreement between the parties, (b) supersedes all prior and contemporaneous negotiations, offers, proposals, agreements, commitments, promises, acts, conduct, course of dealing, representations, statements, assurances and understandings, whether oral or written, and (c) may not be varied or contradicted by evidence of any such prior or contemporaneous matter or by evidence of any subsequent oral agreement of the parties hereto.

17. No modification hereof shall be binding unless set forth in writing and signed by the party or parties to be bound by the modification.
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     Executed this 27/th/ day of April, 1999.


                              /s/ R. Dirk Stinson
----------------------        ----------------------------------------------
Witness                       Dirk Stinson

                              /s/ George Liszicasz
----------------------        ----------------------------------------------
Witness                       George Liszicasz


                              PINNACLE OIL INTERNATIONAL, INC.


                              Per: /s/ R. Dirk Stinson
                                   -----------------------------------------

                              Per: /s/ George Liszicasz
                                   -----------------------------------------


                              MOMENTUM RESOURCES CORPORATION


                              Per: /s/ R. Dirk Stinson
                                   -----------------------------------------

                              Per: /s/ George Liszicasz
                                   -----------------------------------------